Adjustment/Amendment No. 3 to Management Agreement


This Adjustment/Amendment No. 3 is made on this 29 day of March, 2004 to the MANAGEMENT AGREEMENT ("Agreement") of March, 2001, by and between CENTURY CASINOS, INC., a Delaware corporation ("Company"), and FLYFISH CASINO CONSULTING AG, a Swiss corporation ("Consultant").


A) Adjustment/Amendment to Article 3.1 (as amended by Adjustment/Amendment No. 2 dated October 12, 2002):

The Company and the Consultant hereby agree to replace the US Dollar amount of $144,000, as mentioned in the fourth line of this Article, by US Dollar amount of $100,000, so that this Article reads as follows:

"As annual compensation for the services rendered by Consultant for the Company pursuant to this Agreement, Consultant shall be paid not less than the following base annual management fee, on a monthly basis, during the term hereof: $100,000 (onehundredthousand), plus annual increases and bonuses, and such other incentives, benefits, and compensation as may be awarded to him from time to time by the Compensation Committee of the Board of Directors of the Company."





Agreed to and accepted by:

CENTURY CASINOS, INC.,                           FLYFISH CASINO CONSULTING AG,
A Delaware Corporation                                     a Swiss Corporation


     /s/ Peter Hoetzinger                              /s/ Werner Stocker
By: _______________________                       By:  _____________________
     Member, Compensation Committee                    Chairman of the Board

    /s/ Dinah Corbaci
By: _______________________
     Member, Compensation Committee